Exhibit 31.1

Certification

I, Steve Smith, certify that:

1.	I have reviewed this Form 10-K/A of DecisionPoint Systems, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2022

/s/ Steve Smith
Steve Smith
Chief Executive Officer (Principal Executive Officer) and Director